Exhibit 5.1 FIRM/AFFILIATE OFFICES ----------- BOSTON CHICAGO HOUSTON LOS ANGELES NEW YORK WASHINGTON, D.C. WILMINGTON ----------- ABU DHABI BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MUNICH PARIS SÃO PAULO SEOUL SINGAPORE TOKYO TORONTO SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 525 UNIVERSITY AVENUE PALO ALTO, CALIFORNIA 94301 ________ TEL: (650) 470-4500 FAX: (650) 470-4570 www.skadden.com August 4, 2025 8x8, Inc. 675 Creekside Way Campbell, California 95008 Ladies and Gentlemen: We have acted as special United States counsel to 8x8, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (together with the exhibits thereto, the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), relating to the registration of an aggregate of (i) 6,000,000 additional shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), authorized for issuance pursuant to the 8x8, Inc. Amended and Restated 1996 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”, and such shares, the “ESPP Shares”), (ii) 8,500,000 additional shares of Common Stock, authorized for issuance pursuant to the 8x8, Inc. Amended and Restated 2022 Equity Incentive Plan (the “2022 Plan”, and such shares, the “2022 Plan Shares”), (iii) up to 5,000,000 shares of Common Stock, authorized for issuance pursuant to the 2022 Plan (the “Additional 2022 Plan Shares”), and (iv) up to 1,000,000 additional shares of Common Stock authorized for issuance pursuant to the 8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan (the “2017 Plan”) (collectively with the ESPP Shares, 2022 Plan Shares and Additional 2022 Plan Shares, the “Plan Shares”). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”). In rendering the opinion stated herein, we have examined and relied upon the following:

8x8, Inc. August 4, 2025 Page 2 (a) the Registration Statement in the form to be filed with the Commission on the date hereof; (b) a copy of the Employee Stock Purchase Plan; (c) a copy of the 2022 Plan; (d) a copy of the 2017 Plan; (e) an executed copy of a certificate of Laurence Denny, Secretary and Chief Legal Officer, dated as of the date hereof (the “Secretary’s Certificate”); (f) a copy of the Company’s Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), as amended and in effect on July 24, 2025 and as of the date hereof, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate; (g) a copy of the Company’s Amended and Restated By-Laws (the “Amended and Restated Bylaws”), as in effect on July 24, 2025 and as of the date hereof, and certified pursuant to the Secretary’s Certificate; and (h) a copy of certain resolutions of the Board of Directors of the Company, adopted on July 24, 2025, certified pursuant to the Secretary’s Certificate. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Restated Certificate of Incorporation and the Secretary’s Certificate. In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public

8x8, Inc. August 4, 2025 Page 3 officials, including the facts and conclusions set forth in the Restated Certificate of Incorporation and the Secretary’s Certificate. In rendering the opinion set forth below, we have also assumed that (i) the Plan Shares will be issued in book-entry form and an appropriate account statement evidencing the Plan Shares credited to a recipient’s account maintained with the Company’s transfer agent and registrar will be issued by the Company’s transfer agent and registrar, (ii) each award agreement under which options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses, other stock-based awards and certain other awards are granted pursuant to the Employee Stock Purchase Plan, the 2022 Plan and the 2017 Plan will be consistent with the Employee Stock Purchase Plan, the 2022 Plan and the 2017 Plan, respectively, and will be duly authorized, validly executed and delivered by the parties thereto, (iii) the Company will continue to have sufficient authorized shares of Common Stock, (iv) the Company’s authorized capital stock is as set forth in the Restated Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations, and (v) the issuance of the Plan Shares does not and will not (a) except to the extent expressly stated in the opinions contained herein, violate any statute to which the Company or such issuance is subject, or (b) constitute a violation of, or a breach under, or require the consent or approval of any other person under any agreement or instrument binding on the Company (except that we do not and will not make this assumption with respect to the Restated Certificate of Incorporation and the Amended and Restated Bylaws, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such instruments). We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”). Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Plan Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Plan Shares are issued to the participants in accordance with the terms and conditions of the Employee Stock Purchase Plan, the 2022 Plan and the 2017 Plan, as applicable, and the applicable award agreement for consideration paid or delivered in an amount at least equal to the par value of such Plan Shares, the Plan Shares will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws. Very truly yours,

8x8, Inc. August 4, 2025 Page 4 /s/ Skadden, Arps, Slate, Meagher & Flom LLP TJI